Exhibit 99.1

Royall Acquisition Co. and Subsidiaries

Consolidated Financial Statements

As of June 30, 2012, 2013 and 2014 and for the period December 23,

2011 to June 30, 2012 and years ended June 30, 2013 and 2014

(Successor) and period July 1, 2011 to December 22, 2011

(Predecessor)

Royall Acquisition Co. and Subsidiaries

Index

June 30, 2014

Page(s)

Independent Auditor’s Reports	3-4

Consolidated Financial Statements

Consolidated Balance Sheets	5

Consolidated Statements of Comprehensive Income	6

Consolidated Statements of Changes in Stockholder’s Equity	7

Consolidated Statements of Cash Flows	8

Notes to Consolidated Financial Statements	9-20

Independent Auditor’s Report

To the Board of Directors of Royall Acquisition Co.:

We have audited the accompanying consolidated financial statements of Royall & Company Holding, Inc. and its subsidiaries (the “Predecessor Company”), which comprise the consolidated statements of comprehensive income, changes in stockholder’s equity and cash flows for the period from July 1, 2011 to December 22, 2011.

Management’s Responsibility for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of the consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on the consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on our judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, we consider internal control relevant to the Predecessor Company’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Predecessor Company’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the Predecessor Company’s consolidated statements of comprehensive income, changes in stockholder’s equity and cash flows for the period from July 1, 2011 to December 22, 2011 in accordance with accounting principles generally accepted in the United States of America.

Richmond, Virginia

January 2, 2015

Independent Auditor’s Report

To the Board of Directors of Royall Acquisition Co.:

We have audited the accompanying consolidated financial statements of Royall Acquisition Co. and its subsidiaries (the “Successor Company”), which comprise the consolidated balance sheets as of June 30, 2014, June 30, 2013 and June 30, 2012, and the related consolidated statements of comprehensive income, changes in stockholder’s equity and cash flows for the years ended June 30, 2014, 2013 and the period from December 23, 2011 to June 30, 2012.

Management’s Responsibility for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of the consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on the consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on our judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, we consider internal control relevant to the Successor Company’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Successor Company’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Successor Company at June 30, 2014, June 30, 2013 and June 30, 2012, and the results of their operations and their cash flows for the years ended June 30, 2014, 2013 and the period from December 23, 2011 to June 30, 2012 in accordance with accounting principles generally accepted in the United States of America.

Richmond, Virginia

January 2, 2015

Royall Acquisition Co. and Subsidiaries

Consolidated Balance Sheets

June 30, 2012, 2013 and 2014

	Successor
	2012	2013	2014

Assets
Current assets
Cash and cash equivalents	$1,205,117	$7,343,376	$7,350,632
Accounts receivable, net	12,576,975	16,160,893	16,956,470
Current taxes receivable	—	—	338,729
Prepaid expenses and other	710,124	793,141	892,261
Costs advanced for clients	145,611	355,668	611,355

Total current assets	14,637,827	24,653,078	26,149,447

Property and equipment
Equipment and furniture	1,538,044	3,038,963	3,946,681
Internally developed software	6,636,655	7,443,578	8,750,264
Leasehold improvements	408,414	1,699,831	3,497,149

Total property and equipment	8,583,113	12,182,372	16,194,094

Less accumulated depreciation and amortization	(1,369,056)	(4,242,391)	(7,352,840)

Net property and equipment	7,214,057	7,939,981	8,841,254

Deferred financing costs	6,585,545	6,328,802	3,839,517
Customer relationships, net	78,608,416	74,572,616	71,587,016
Other intangible assets, net	—	—	765,600
Goodwill	293,819,388	293,819,388	296,287,472

Total assets	$400,865,233	$407,313,865	$407,470,306

Liabilities and Stockholder’s Equity
Current liabilities
Current maturities of notes payable	$5,320,000	$3,372,935	$1,830,000
Accounts payable	1,014,522	876,509	1,008,108
Accrued expenses	4,256,219	5,104,342	6,538,573
Current taxes payable	—	64,007	—
Deferred revenue	1,766,375	4,833,471	3,205,854

Total current liabilities	12,357,116	14,251,264	12,582,535

Deferred rent	—	852,045	832,570
Deferred tax liability	13,100,369	16,878,836	20,082,221
Notes payable, less current maturities	174,845,648	168,600,479	247,338,381

Total liabilities	200,303,133	200,582,624	280,835,707

Stockholder’s equity
Common stock - 1,000 shares authorized and outstanding at June 30, 2012, 2013 and 2014; par value $0.01 per share	10	10	10
Additional paid-in capital	202,251,128	202,251,128	202,251,128
Retained earnings (Accumulated deficit)	(1,689,038)	4,480,103	(75,616,539)

Total stockholder’s equity	200,562,100	206,731,241	126,634,599

Total liabilities and stockholder’s equity	$400,865,233	$407,313,865	$407,470,306

The accompanying notes are an integral part of the financial statements.

Royall Acquisition Co. and Subsidiaries

Consolidated Statements of Comprehensive Income

Years Ended June 30, 2012, 2013 and 2014

	Predecessor	Successor
	Period Ended December 22, 2011	Period Ended June 30, 2012	Year Ended June 30, 2013	Year Ended June 30, 2014

Revenue	$32,720,889	$45,768,178	$88,615,775	$104,632,341
Postage expenses	(3,128,382)	(3,418,611)	(6,831,872)	(8,090,529)
Printing, mailshop, data processing and other production expenses	(4,823,941)	(5,189,374)	(10,973,401)	(11,744,601)
Personnel and benefits expenses	(12,103,062)	(14,003,813)	(28,767,284)	(31,611,705)
Occupancy expenses	(588,725)	(639,669)	(1,531,713)	(1,755,535)
Depreciation and amortization expense	(2,014,348)	(3,476,702)	(6,943,079)	(7,339,171)
Travel and workshop expenses	(628,930)	(910,689)	(1,647,939)	(1,822,465)
Selling, general and administrative expenses	(1,129,146)	(1,702,729)	(4,610,394)	(4,023,356)

Operating income	8,304,355	16,426,591	27,310,093	38,244,979

Other expenses
Interest expense	(2,995,625)	(8,835,870)	(16,004,414)	(15,769,395)
Transaction expenses	(1,159,661)	(5,996,466)	—	—
Amortization of deferred financing costs	(330,382)	(604,706)	(1,267,973)	(5,351,157)
Other loss	(857)	(349)	(20,508)	(51,675)

Net income before income taxes	3,817,830	989,200	10,017,198	17,072,752
Income tax expense	(1,570,395)	(2,678,238)	(3,848,057)	(6,669,394)

Net income (loss)	$2,247,435	$(1,689,038)	$6,169,141	$10,403,358

Total comprehensive income (loss)	$2,247,435	$(1,689,038)	$6,169,141	$10,403,358

The accompanying notes are an integral part of the financial statements.

Royall Acquisition Co. and Subsidiaries

Consolidated Statements of Changes in Stockholder’s Equity

Years Ended June 30, 2012, 2013 and 2014

	Common Stock		Series A Preferred Stock		Additional Paid in Capital	Retained Earnings / (Accumulated Deficit)
	Shares	Amount					Total

Balance at June 30, 2011 (Predecessor)	110,400	$1,104	63,883	$639	$59,837,447	$(3,311,221)	$56,527,969
Net income						2,247,435	2,247,435

Balance at December 22, 2011 (Predecessor)	110,400	1,104	63,883	639	59,837,447	(1,063,786)	58,775,404

Stock cancellation	(110,400)	(1,104)	(63,883)	(639)	(59,837,447)		(59,839,190)
Elimination of predecessor accumulated deficit						1,063,786	1,063,786

Balance at December 23, 2011 (Successor)	—	—	—	—	—	—	—

Issuance of Shares	1,000	10			202,251,128		202,251,138
Net loss						(1,689,038)	(1,689,038)

Balance at June 30, 2012 (Successor)	1,000	10	—	—	202,251,128	(1,689,038)	200,562,100

Net income						6,169,141	6,169,141

Balance at June 30, 2013 (Successor)	1,000	10	—	—	202,251,128	4,480,103	206,731,241

Dividends paid to Royall Holdings LLC						(90,500,000)	(90,500,000)
Net income						10,403,358	10,403,358

Balance at June 30, 2014 (Successor)	1,000	$10	—	$—	$202,251,128	$(75,616,539)	$126,634,599

The accompanying notes are an integral part of the financial statements.

Royall Acquisition Co. and Subsidiaries

Consolidated Statements of Cash Flows

Years Ended June 30, 2012, 2013 and 2014

	Predecessor	Successor
	Period Ended December 22, 2011	Period Ended June 30, 2012	Year Ended June 30, 2013	Year Ended June 30, 2014

Operating activities
Net income (loss)	$2,247,435	$(1,689,038)	$6,169,141	$10,403,358
Adjustments to reconcile net income (loss) to net cash provided by operating activities
Depreciation and amortization	2,014,347	3,476,702	6,943,079	7,339,171
Deferred income tax expense (benefit)	(3,713,433)	2,678,238	3,778,467	3,562,116
Amortization of deferred financing costs	330,382	604,706	1,267,973	5,351,153
Loss on interest rate derivative agreements	52,106	23,747	2,025	161
Capitalization of subordinated debt interest	—	665,648	1,127,766	832,467
Loss on disposal of assets	857	349	23,424	57,670
Amortization of deferred rent	—	—	302,045	(19,475)
Changes in operating assets and liabilities
Receivables	(14,331,113)	9,623,739	(3,583,918)	(795,577)
Prepaid expenses and other	34,934	(154,196)	(85,045)	(99,281)
Costs advanced for clients	(2,236,525)	2,222,802	(210,057)	(255,687)
Accounts payable	1,146,345	(1,881,893)	703,532	144,611
Accrued expenses	3,063,624	1,105,577	848,123	1,022,648
Current taxes payable	2,810,077	(1,572,404)	64,007	(183,551)
Deferred revenue	25,432,360	(24,639,495)	3,067,096	(1,627,617)

Net cash provided by (used in) operating activities	16,851,396	(9,535,518)	20,417,658	25,732,167

Investing activities
Acquisitions, net of cash acquired	—	(362,861,191)	—	(4,588,417)
Capital expenditures	(639,667)	(959,061)	(3,948,172)	(4,137,126)

Net cash used in investing activities	(639,667)	(363,820,252)	(3,948,172)	(8,725,543)

Financing activities
Issuance of Common stock	—	202,251,138	—	—
Dividends paid to Royall Holdings, LLC	—	—	—	(90,500,000)
Payments under interest rate swap agreement	(253,099)	—	—	—
Payments of Refinance term loan	(1,165,625)	—	—	—
Borrowings under Senior Term loan	—	112,000,000	—	—
Payments under Senior Term Loan	—	—	(5,820,000)	(106,180,000)
Borrowings under Senior Debt Facility Refinance term loan	—	—	—	183,000,000
Payments under Senior Debt Facility Refinance term loan	—	—	—	(457,500)
Borrowings under Subordinate Mezzanine Debt	—	64,000,000	—	—
Borrowings under revolving credit facility	—	3,500,000	—	—
Payments under revolving credit facility	(2,800,000)	—	(3,500,000)	—
Payments of deferred financing costs	—	(7,190,251)	(1,011,227)	(2,861,868)

Net cash provided by (used in) financing activities	(4,218,724)	374,560,887	(10,331,227)	(16,999,368)

Net increase in cash	11,993,005	1,205,117	6,138,259	7,256
Cash and cash equivalents
Beginning of year	40,804	—	1,205,117	7,343,376

End of year	$12,033,809	$1,205,117	$7,343,376	$7,350,632

Supplemental disclosures of noncash investing and financing activities
Equipment acquired through obligations outstanding in accounts payable	$57,611	$452,055	$160,510	$147,498
Recognition of a deferred tax benefit resulting from tax-deductible goodwill in excess of book goodwill	$—	$—	$—	$577,916

The accompanying notes are an integral part of the financial statements.

Royall Acquisition Co. and Subsidiaries

Notes to Consolidated Financial Statements

June 30, 2012, 2013 and 2014

1.	Description of Business

Royall Acquisition Co. (“Acquisition”), a Delaware corporation, is a holding company that conducts no operating activities and owns no significant assets other than through its interests in its subsidiaries. Acquisition’s subsidiaries provide response driven marketing and consultation services under contracts to colleges and universities located primarily in the United States.

The consolidated financial statements include the accounts of Acquisition, Acquisition’s wholly owned subsidiary, Royall & Company Holding, Inc. (“Holding”), Holding’s wholly owned subsidiary, Royall & Company (“Royall”), and Royall’s wholly owned subsidiary, Advancement Services, Inc. (“ASI”). Together, Acquisition, Holding, Royall and ASI together are referred to as the “Company”.

On December 23, 2011, Acquisition acquired 100% of the outstanding stock and voting interests of Holding from its shareholders for $365 million, including $280.8 million to Holding’s shareholders and $16.7 million in fees and expenses (the “Purchase Transaction”). Acquisition obtained $95.3 million of these funds by refinancing Holding’s credit facilities (the “2011 Refinancing”), with the balance coming from newly raised equity.

Acquisition’s cost of acquiring Holding has been pushed-down to establish a new accounting basis for Holding beginning as of December 23, 2011. Accordingly, the accompanying consolidated financial statements are presented for two periods, Predecessor and Successor, which related to the accounting periods preceding and succeeding the Purchase Transaction. The Predecessor and Successor periods have been separated by a vertical line on the face of the consolidated financial statements to highlight the fact that the financial information for such periods has been prepared under two different historical-cost bases of accounting. References to “Predecessor 2012” refer to the period from July 1, 2011 through December 22, 2011 and references to “Successor 2012” refer to the period from December 23, 2011 through June 30, 2012.

On May 7, 2014, Royall acquired substantially all the assets of Hardwick-Day, Inc. (“Hardwick Day”), an enrollment optimization consulting firm, for $4.8 million, of which $4.6 million was paid in cash at closing and $250,000 was placed in escrow for post-closing adjustments. The escrow balance was reconciled and settled in November 2014 for approximately $250,000.

2.	Basis of Presentation and Summary of Significant Accounting Policies

Purchase Accounting

The application of purchase accounting requires that the total purchase price of an acquired entity be allocated to the fair value of assets acquired and liabilities assumed, with the amount in excess of fair values being recorded as goodwill. Fair values of identified intangible assets are determined based on future expected discounted cash flows for customer relationships, current replacement costs for computer software, and comparable transaction values for similar intangibles.

Royall Acquisition Co. and Subsidiaries

Notes to Consolidated Financial Statements

June 30, 2012, 2013 and 2014

The following table summarizes the fair values of the Holding assets acquired and liabilities assumed as of December 23, 2011:

Fair Value of Consideration Transferred:
Cash	$365,000,000

Total fair value of consideration transferred	$365,000,000

Recognized Amounts of Identifiable Assets Acquired and Liabilities Assumed:
Current assets, including cash of $2,138,809	$27,287,611
Property and equipment	7,230,019
Intangible assets subject to amortization Customer relationships	80,716,000
Current liabilities	(33,630,887)
Deferred tax liability	(10,422,131)

Net recognized amounts of identifiable assets acquired	71,180,612

Goodwill	$293,819,388

The following table summarizes the fair values of the Hardwick Day assets acquired and liabilities assumed as of May 7, 2014:

Fair Value of Consideration Transferred:
Cash	$4,588,417
Deferred Payment Obligations	250,000

Total fair value of consideration transferred	$4,838,417

Recognized Amounts of Identifiable Assets Acquired and Liabilities Assumed:
Property and equipment	$100,000
Intangible assets subject to amortization
Customer relationships	1,062,000
Know how	792,000
Current liabilities	(161,583)

Net recognized amounts of identifiable assets acquired	1,792,417

Goodwill	$3,046,000

Revenue Recognition

Revenues are recognized when the service obligations associated with the contracts have been fulfilled. Deferred revenue is recorded when a service obligation has not been fulfilled, but the cash has been paid or is payable to the Company.

Receivables

Accounts receivable primarily represent amounts due from clients for marketing and consulting services provided. The Company grants credit to clients, substantially all of whom are colleges and universities located throughout the United States. The Company provides an allowance for doubtful collections that is

Royall Acquisition Co. and Subsidiaries

Notes to Consolidated Financial Statements

June 30, 2012, 2013 and 2014

based upon a review of outstanding receivables, historical collection information, and existing economic conditions. Delinquent receivables are written off based on individual credit evaluation and specific circumstances of the client. An allowance for doubtful collections of $0, $136,446, and $109,519 related to financially troubled clients has been recorded as of June 30, 2012, 2013 and 2014, respectively.

Accounts receivable at June 30, 2012, 2013 and 2014 include unbilled receivables of $4,805,744, $5,010,228 and $6,204,568, respectively.

Cash and cash equivalents

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

Costs advanced for clients

Costs incurred for client projects that have not yet been billed are stated at cost.

Property and equipment

Property and equipment are stated at cost. Depreciation and amortization are computed using the straight-line method over the estimated useful lives of the assets. When assets are retired or sold, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in the consolidated statements of comprehensive income.

The Company’s policy for assigning useful lives is as follows:

Office equipment and furniture	3-7 years
Internally developed software	3-5 years
Leasehold improvements	4-10 years

Intangible Assets

Intangible assets are stated at fair value as of the date of acquisition. Amortization is computed using the straight-line method over the estimated lives of the intangible assets, as follows:

Customer Relationships acquired in December 2011	20 years
Customer Relationships acquired in May 2014	15 years
Know how acquired in May 2014	5 years

The gross and net carrying balances and accumulated amortization of intangibles are as follows:

Intangible Assets	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount
Customer Relationships
June 30, 2012	80,716,000	(2,107,584)	78,608,416
June 30, 2013	80,716,000	(6,143,384)	74,572,616
June 30, 2014	81,778,000	(10,190,984)	71,587,016

Other Intangible Assets
June 30, 2012	—	—	—
June 30, 2013	—	—	—
June 30, 2014	792,000	(26,400)	765,600

Royall Acquisition Co. and Subsidiaries

Notes to Consolidated Financial Statements

June 30, 2012, 2013 and 2014

Amortization expense related to the Company’s intangible assets amounted to $1,486,415 for Predecessor 2012, $2,107,584 for Successor 2012, and $4,035,800 and $4,074,000 for the years ended June 30, 2013 and 2014, respectively.

Estimated annual amortization expense related to the Company’s intangible assets is as follows:

Year Ending June 30,	Amount
2015	$4,265,000
2016	4,265,000
2017	4,265,000
2018	4,265,000
2019	4,238,600
2020 and thereafter	51,054,016

$72,352,616

Goodwill

Goodwill represents the excess of the cost of an acquired business over the fair value of the identifiable and intangible assets acquired and liabilities assumed in a business combination. The Company tests goodwill for impairment annually on June 30, or whenever events occur or circumstances change that would more likely than not reduce the fair value of its reporting unit below its carrying amount. Determining the fair value of reporting units involves the use of significant estimates and assumptions. The estimate of the fair value of the Company’s reporting unit is based on management’s projection of revenues, gross margin, operating costs and cash flows considering historical and estimated future results, general economic and market conditions as well as the impact of planned business strategies.

For its annual impairment test for the year ended June 30, 2014, the Company followed authoritative guidance that permits the Company to first assess qualitative factors to determine whether it is more likely than not that the fair value of the reporting unit is less than its carrying amount. If based on this assessment the Company determines it is not more likely than not that the fair value of the reporting unit is less than its carrying amount, then performing the two-step impairment test is unnecessary. The results of this qualitative assessment performed as of June 30, 2014 indicated that the fair value of the business exceeded its carrying value and, therefore, the Company’s goodwill was not impaired.

In June 2008, Holding obtained approximately $105 million of goodwill deductible for tax purposes through its acquisition of Royall. As the transaction through which this goodwill originated was accounted for under Financial Accounting Standard no. 141, or FAS 141, “Business Combinations,” the Company continues to follow those rules in accounting for the benefit of tax amortization from excess tax goodwill over book goodwill (component 2 goodwill). As such, the Company reduces goodwill generated from business combinations accounted for under FAS 141 when the benefit from tax amortization of component 2 goodwill results in a reduction in current income taxes payable.

Royall Acquisition Co. and Subsidiaries

Notes to Consolidated Financial Statements

June 30, 2012, 2013 and 2014

The details of the goodwill balance are as follows:

	2012	2013	2014
Balance as of beginning of period
Goodwill	$—	$293,819,388	$293,819,388
Accumulated impairment losses	—	—	—

	—	293,819,388	293,819,388
Goodwill acquired	293,819,388	—	3,046,000
Reducution in current taxes payable as a result of amortization of goodwill for tax purposes	—	—	(577,916)

Balance as of end of year
Goodwill	293,819,388	293,819,388	296,287,472
Accumulated impairment losses	—	—	—

	$293,819,388	$293,819,388	$296,287,472

Impairment of long-lived assets

The carrying value of long-lived assets is evaluated when certain events and circumstances indicate that the carrying amount may exceed fair value. The fair value is calculated using undiscounted projected cash flows produced by the asset, or the appropriate grouping of assets, over the remaining life of such assets and their eventual disposition. If the undiscounted projected cash flows are less than the carrying amount, an impairment will be recognized. No impairments have been recognized in the years ended June 30, 2012, 2013 and 2014.

Software developed for internal use

The Company capitalizes certain costs incurred in connection with developing internal use software. Software development costs that do not meet capitalization criteria are expensed immediately.

Software development projects and associated hardware are summarized below as of June 30, 2012, 2013 and 2014:

	2012	2013	2014

Net balance as of beginning of year	$—	$5,521,241	$4,150,681
Additions	6,636,655	812,393	1,307,277
Amortization expense	(1,115,414)	(2,182,861)	(2,331,935)
Disposals	—	(92)	—

Net balance as of end of year	$5,521,241	$4,150,681	$3,126,023

Postage expense

The amounts billed for the reimbursement of postage expense are recognized as a component of gross revenues, and the expense is reflected as an operating cost.

Royall Acquisition Co. and Subsidiaries

Notes to Consolidated Financial Statements

June 30, 2012, 2013 and 2014

Advertising

The costs of advertising the Company’s services are generally expensed as incurred. Total advertising costs amounted to $137,078 for Predecessor 2012, $59,084 for Successor 2012 and $67,039 and $58,720 for the years ended June 30, 2013 and 2014, respectively.

Income taxes

The Company and its subsidiaries file a consolidated U.S. income tax return. Deferred income taxes reflect the net tax effects of temporary differences between the financial reporting carrying amounts of assets and liabilities and the corresponding income tax amounts. Deferred tax assets are subject to periodic assessment as to recoverability and valuation allowances are recognized if it is determined that it is more likely than not that the benefits will not be realized. In evaluating whether it is more likely than not that the Company will recover these deferred tax assets, future taxable income, the reversal of existing temporary differences and tax planning strategies are considered.

Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Recently issued accounting pronouncements

In May 2014, the Financial Accounting Standards Board issued new accounting guidance regarding revenue recognition requirements. The core principle of the guidance is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. The new guidance is effective for reporting periods beginning after December 15, 2016. The new guidance is to be applied retrospectively to each reporting period presented or retrospectively with the cumulative effect of initially applying the new guidance at the date of initial application. We are currently assessing the impact that the adoption of the new accounting guidance will have on our consolidated financial statements.

3.	Accrued Expenses

Accrued expenses at June 30, 2012, 2013 and 2014 consist of the following:

	2012	2013	2014

Incentive Compensation Payable	$1,601,779	$1,693,774	$2,948,714
Interest Payable	1,770,358	2,433,287	1,535,764
Other	884,082	977,281	2,054,095

	$4,256,219	$5,104,342	$6,538,573

Royall Acquisition Co. and Subsidiaries

Notes to Consolidated Financial Statements

June 30, 2012, 2013 and 2014

4.	Notes Payable

Notes payable at June 30, 2012, 2013 and 2014 consist of the following:

	2012	2013	2014

Revolving credit facilities	$3,500,000	$—	$—
Senior term loan	112,000,000	106,180,000	182,542,500
Subordinated notes, including capitalized interest	64,665,648	65,793,414	66,625,881

	180,165,648	171,973,414	249,168,381
Less: Current portion	5,320,000	3,372,935	1,830,000

Long-term portion	$174,845,648	$168,600,479	$247,338,381

In March 2014, the Company replaced its Senior Debt Facility (defined below) with a new $198,000,000 Credit Facility Agreement (“Senior Debt Facility Refinance”) pursuant to which $183,000,000 was borrowed on a term basis. The Senior Debt Facility Refinance, together with the Company’s cash reserves, financed a dividend transaction pursuant to which a $90,500,000 dividend was made to the Company’s stockholder.

The $183,000,000 term loan has scheduled maturities of principal which commenced June 30, 2014 and additional payments of principal required based on the Company’s annual operating performance for the fiscal year ended June 30, 2015 and each fiscal year thereafter. The term loan bears interest, based on the Company’s election, at LIBOR (but not less than 1.0%) plus an applicable margin, currently 4.25%. The Company can also choose to pay prime rate plus an applicable margin, currently 3.25%, or 6.5% total. The Company’s election as of June 30, 2014 was to carry the loan primarily at LIBOR plus the applicable margin, resulting in a rate of 5.25%. The Company estimates that the fair market value of the debt approximates carrying value due to the variable nature of the interest rates.

The Senior Debt Facility Refinance contains a provision commencing the year ending June 30, 2015 for 50% of excess cash flow (as defined) to be used for unscheduled prepayments of the term loan. This amount is reduced to 0% of excess cash flow (as defined) once the Company reaches a specified level in its financial covenants.

The Company also has available, pursuant to the Senior Debt Facility Refinance, a $15,000,000 revolving credit facility, bearing interest at the same rates as the $183,000,000 term loan.

The Senior Debt Facility Refinance contains various financial and other covenants with which the Company must comply for so long as amounts are outstanding under either the term or revolving loans. These include covenants limiting the amount of indebtedness, requiring a minimum level of earnings before interest, taxes, depreciation and amortization, and limiting the amount of certain payments to a multiple of cash flow. The Company was in compliance with all covenants under the Senior Debt Facility Refinance at June 30, 2014.

The Company incurred financing costs totaling $2,824,961 to obtain the Senior Debt Facility Refinance. These costs have been capitalized and are being amortized to interest expense over the life of the Senior Debt Facility Refinance. During the year ended June 30, 2014, amortization of Senior Debt Facility Refinance deferred financing costs totaled $248,668.

During the 2011 Refinancing, the Company entered into a $127,000,000 Credit Facility Credit Agreement (“Senior Debt Facility”) with a group of lenders, pursuant to which $112,000,000 was borrowed on a term basis.

Royall Acquisition Co. and Subsidiaries

Notes to Consolidated Financial Statements

June 30, 2012, 2013 and 2014

The $112,000,000 term loan had scheduled maturities of principal which commenced January 1, 2013 and additional payments of principal required based on the Company’s annual operating performance for the fiscal year ended June 30, 2013 and each fiscal year thereafter. The Company amended the Senior Debt Facility in December 2012 (“2012 Amendment”) to amend certain covenants and the interest rate payable under the facility. The term loan bore interest, based on the Company’s election, at LIBOR (but not less than 1.25%) plus an applicable margin. The Company could also choose to pay prime rate plus an applicable margin, currently 3.5%, or 6.75% total.

The Senior Debt Facility contained a provision for up to 50% of excess cash flow (as defined) to be used for unscheduled prepayments of the term loan. This amount was reduced to 25% of excess cash flow (as defined) or eliminated if the Company reaches a specified level in its financial covenants. For the year ended June 30, 2013, the required principal prepayment of $3,480,342 was paid on April 2, 2013 as part of a $4,000,000 principal prepayment on the term loan.

The Senior Debt Facility contained various financial and other covenants with which the Company must comply for so long as amounts are outstanding under either the term or revolving loans. These included covenants limiting the amount of capital expenditures, limiting the amount of indebtedness, requiring a minimum level of earnings before interest, taxes and depreciation, and limiting the amount of certain payments to a multiple of cash flow. The Company was in compliance with all covenants under the Senior Debt Facility at June 30, 2012 and 2013.

The Company incurred financing costs totaling $5,559,079 to obtain the Senior Debt Facility and $766,835 to amend the facility as part of the 2012 Amendment. These costs were capitalized and amortized to interest expense over the life of the Senior Debt Facility. Amortization of deferred financing costs from the Senior Debt Facility totaled $0 for Predecessor 2012, $483,182 for Successor 2012 and $1,012,226 and $4,830,506 for the years ended June 30, 2013 and 2014, respectively.

Also during the 2011 Refinancing, the Company issued $64,000,000 of Senior Subordinated Notes due on December 23, 2018. The Company amended the Senior Subordinated Notes in December 2012 and again in March 2014 to amend certain covenants and the interest rate payable under the notes. These notes bear interest at 11.75%, of which 11.0% is paid on a quarterly basis and 0.75% is capitalized as additional principal. The full amount of the notes, including the additional principal, is due in full upon maturity. The Senior Subordinated Notes also contain various financial and other covenants with which the Company must comply until the principal is repaid. These covenants are identical to those contained within the Senior Debt Facility, but with less restrictive thresholds for compliance, so that if the Company is in compliance with its covenants under the Senior Debt Facility it will also be in compliance with the covenants contained within the Senior Subordinated Notes.

The Company incurred financing costs totaling $1,631,172 to obtain the Senior Subordinated Notes, $244,392 to amend the notes in December 2012 and $36,907 to amend the notes in March 2014. These costs have been capitalized and are being amortized to interest expense over the seven year life of the Senior Subordinated Notes. Amortization of deferred financing costs from the Senior Subordinated Notes totaled $0 for Predecessor 2012, $121,524 for Successor 2012 and $255,747 and $271,977 for the years ended June 30, 2013 and 2014, respectively.

Royall Acquisition Co. and Subsidiaries

Notes to Consolidated Financial Statements

June 30, 2012, 2013 and 2014

Aggregate maturities of notes payable as of June 30, 2014 are as follows:

Year Ending	Amount
2015	$1,830,000
2016	1,830,000
2017	1,830,000
2018	177,052,500
2019	66,625,881

$249,168,381

Cash payments for interest were $1,545,386 for Predecessor, $7,884,683 for Successor 2012 and $14,257,440 and $15,818,134 for the years ended June 30, 2013 and 2014, respectively.

5.	Related Parties

For Predecessor 2012, the Company incurred expenses of $215,322 pursuant to a management services agreement dated June 5, 2008 between Holding and its majority shareholder. This agreement provided for annual payments of $450,000 in exchange for management and advisory services.

Concurrent with the 2011 Purchase Transaction, the Company entered into new management services agreements with its two largest investors. These agreements provide for annual payments totaling $1.5 million in exchange for management and advisory services. For Successor 2012 and the years ended June 30, 2013 and 2014, the Company paid $782,170, $1,543,779 and $1,537,222, respectively, pursuant to the agreement in place subsequent to the closing of the 2011 Purchase Transaction.

6.	Consulting Contracts

The Company has consulting agreements with former Royall stockholders, as follows:

•	With the Chairman of the Board, formerly Royall’s majority shareholder, an agreement to provide services through June 30, 2015 for $250,000 per annum.

•	With the Managing Director, an agreement to provide services through February 2013 for $500,000 per annum.

7.	Employee Benefit Plans

The Company continues to participate in the 401(k) profit sharing retirement plan previously adopted by Royall and effective January 1, 1997. Eligible participants are substantially all employees. Salary deferrals are limited to specific dollar amounts determined by the Internal Revenue Code. The Company may match up to a uniform percentage of employee salary deferrals each year. The Company may also make a discretionary profit sharing contribution each year in addition to the salary deferral match contribution. Total Company expense amounted to $166,772 for Predecessor 2012, $232,648 for Successor 2012 and $419,504 and $439,281 for the years ended June 30, 2013 and 2014, respectively.

Royall Acquisition Co. and Subsidiaries

Notes to Consolidated Financial Statements

June 30, 2012, 2013 and 2014

8.	Income Taxes

The Company’s provision for income taxes consisted of the following:

	Predecessor	Successor
	Period Ended December 22, 2011	Period Ended June 30, 2012	Year Ended June 30, 2013	Year Ended June 30, 2014

Current income tax expense
Federal	$4,744,061	$—	$69,590	$2,759,650
State	539,767	—	—	347,628

Total	5,283,828	—	69,590	3,107,278
Deferred income tax expense
Federal	(3,362,928)	2,398,843	3,377,036	3,093,433
State	(350,505)	279,395	401,431	468,683

Total	(3,713,433)	2,678,238	3,778,467	3,562,116

Total income tax expense	$1,570,395	$2,678,238	$3,848,057	$6,669,394

The significant components of the Company’s estimated deferred tax assets and liabilities as of June 30, 2012, 2013 and 2014 is as follows:

	2012	2013	2014

Deferred tax assets:
Net operating loss carryforward	$2,964,753	$1,337,737	$—
Deferred financing costs	23,769	66,190	62,853
Deferred rent	—	115,102	125,999
Interest rate cap	50,837	14,406	—
Alternative minimum tax	—	69,590	—
Intangible assets	—	—	326,040
Other	4,176	5,220	53,216

Total deferred tax assets	3,043,535	1,608,245	568,108

Deferred tax liabilities:
Depreciation	(338,556)	(715,278)	(825,428)
Customer relationships	(13,786,612)	(13,718,993)	(13,729,618)
Goodwill	(1,252,359)	(3,828,372)	(6,082,362)
Intangible assets	(766,377)	(224,438)	(12,921)

Total deferred tax liabilities	(16,143,904)	(18,487,081)	(20,650,329)

Net deferred tax liability	$(13,100,369)	$(16,878,836)	$(20,082,221)

Royall Acquisition Co. and Subsidiaries

Notes to Consolidated Financial Statements

June 30, 2012, 2013 and 2014

The reconciliation of the reported estimated income tax expense to the amount that would result by applying the US federal statutory tax rate to net income or loss is as follows:

	Predecessor	Successor
	Period Ended December 22, 2011	Period Ended June 30, 2012	Year Ended June 30, 2013	Year Ended June 30, 2014

Tax expense at US federal statutory rate	$1,336,241	$336,328	$3,405,847	$5,804,736
Tax expense at state corporate rate	189,262	279,395	401,431	816,311
Nondeductible transaction expenses	268,489	2,038,798	—	—
Other nondeductible items	(223,597)	23,717	40,779	48,347

Income tax expense	$1,570,395	$2,678,238	$3,848,057	$6,669,394

Cash payments for income taxes were $2,473,751 for Predecessor 2012, $1,573,801 for Successor 2012 and $0 and $3,290,000 for the years ended June 30, 2013 and 2014, respectively.

The accounting for uncertain tax provisions prescribes a recognition threshold and measurement attributes for the financial statement recognition and measurement of a tax position taken, or expected to be taken, in a tax return. The accounting for uncertain tax positions also provides guidance on derecognition, classification, interest and penalties, disclosure and transition. The Company has not identified any uncertain tax positions.

The Company is subject to audits and examinations of its tax returns by tax authorities in various jurisdictions, including the Internal Revenue Service (“IRS”). Management regularly assesses the likelihood of adverse outcomes resulting from these examinations to determine the adequacy of provisions for income taxes. The Company is not currently under examination by any tax authorities. Certain of the Company’s tax years 2012 and forward remain open for audit by the IRS and various state governments.

9.	Lease Commitments

The Company currently leases approximately 86,000 square feet of office space in three buildings within one office park in Virginia under an operating lease expiring in April 2022 (“Virginia Lease”) and 4,000 square feet of office space in an office building in Minneapolis under an operating lease expiring in July 2015. There is a provision in the Virginia Lease for two optional extension terms of five years each.

Future minimum lease payments under this lease consists of the following:

Year Ending	Amount
2015	$1,558,263
2016	1,519,844
2017	1,534,059
2018	1,554,333
2019	1,575,012
2020 and thereafter	5,402,268

Total minimum lease payments	$13,143,779

Rent expense for all operating leases amounted to $492,122 for Predecessor 2012, $528,784 for Successor 2012 and $1,294,669 and $1,471,109 for the years ended June 30, 2013 and 2014, respectively.

Royall Acquisition Co. and Subsidiaries

Notes to Consolidated Financial Statements

June 30, 2012, 2013 and 2014

10.	Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash. As of June 30, 2012, 2013 and 2013, the Company had $0, $7,093,376 and $7,100,632 of cash deposits in excess of federally insured limits being held by a federally insured financial depository institution, respectively. The carrying value of cash and cash equivalents approximates fair value.

11.	Quarterly Financial Information (Unaudited)

Unaudited financial data by quarter for the fiscal year ended June 30, 2014 are as follows:

	1st Quarter 2014	2nd Quarter 2014	3rd Quarter 2014	4th Quarter 2014

Revenue	$16,793,217	$28,649,566	$31,577,289	$27,612,269
Postage expenses	(1,147,507)	(2,766,054)	(3,098,890)	(1,078,078)
Printing, mailshop, data processing and other production expenses	(3,076,586)	(4,390,096)	(4,033,408)	(244,511)
Personnel and benefits expenses	(7,173,101)	(7,290,363)	(8,270,178)	(8,878,063)
Occupancy expenses	(442,752)	(437,285)	(426,389)	(449,109)
Depreciation and amortization expense	(1,775,522)	(1,830,956)	(1,841,567)	(1,891,126)
Travel and workshop expenses	(515,539)	(307,978)	(402,037)	(596,911)
Selling, general and administrative expenses	(793,952)	(1,011,189)	(974,711)	(1,243,504)

Operating income	1,868,258	10,615,645	12,530,109	13,230,967
Other expenses
Interest expense	(3,733,991)	(3,758,556)	(3,850,578)	(4,426,270)
Amortization of deferred financing costs	(336,356)	(336,356)	(4,423,897)	(254,548)
Other gain (loss)	45	(51,000)	5,675	(6,395)

Net income (loss) before income taxes	(2,202,044)	6,469,733	4,261,309	8,543,754
Income tax (expense) benefit	860,228	(2,527,401)	(1,664,680)	(3,337,541)

Net income (loss)	$(1,341,816)	$3,942,332	$2,596,629	$5,206,213

Total comprehensive income (loss)	$(1,341,816)	$3,942,332	$2,596,629	$5,206,213

12.	Subsequent Events

The preparation of these financial statements includes an evaluation of subsequent events through January 2, 2015, which is the date on which the financial statements were issued.

On December 10, 2014, Acquisition’s stockholder and The Advisory Board Company (“ABCO”) entered into a Stock Purchase Agreement whereby ABCO will acquire all of the outstanding shares of Acquisition for $850 million. After the close of the transaction, the Company will operate as a subsidiary of ABCO. The completion of the transaction is subject to the satisfaction of customary closing conditions, including the expiration of waiting periods and the receipt of approvals under the Hart-Scott-Rodino Antitrust Improvements Act. The transaction is projected to close in January 2015.

Royall Acquisition Co. and Subsidiaries

Unaudited Consolidated Financial Statements

September 30, 2014, June 30, 2014 and September 30, 2013

Royall Acquisition Co. and Subsidiaries

Index

September 30, 2014

Page(s)

Unaudited Consolidated Financial Statements

Unaudited Consolidated Balance Sheets	23

Unaudited Consolidated Statements of Comprehensive Income	24

Unaudited Consolidated Statements of Cash Flows	25

Notes to Unaudited Consolidated Financial Statements	26-28

Royall Acquisition Co. and Subsidiaries

Unaudited Consolidated Balance Sheets

September 30, 2014, June 30, 2014 and September 30, 2013

	September 30, 2014	June 30, 2014	September 30, 2013
Assets
Current assets
Cash and cash equivalents	$14,177,046	$7,350,632	$21,638,277
Accounts receivable, net	30,590,346	16,956,470	21,864,483
Current taxes receivable	—	338,729	—
Prepaid expenses and other	880,627	892,261	765,029
Costs advanced for clients	4,409,884	611,355	1,898,934

Total current assets	50,057,903	26,149,447	46,166,723

Property and equipment
Equipment and furniture	4,605,392	3,946,681	3,334,501
Internally developed software	9,042,193	8,750,264	7,819,671
Leasehold improvements	3,636,163	3,497,149	2,416,960

Total property and equipment	17,283,748	16,194,094	13,571,132
Less accumulated depreciation and amortization	(8,263,378)	(7,352,840)	(5,008,528)

Net property and equipment	9,020,370	8,841,254	8,562,604

Deferred financing costs	3,584,865	3,839,517	5,992,446
Customer relationships, net	70,560,366	71,587,016	73,563,666
Other intangible assets, net	726,000	765,600	—
Goodwill	296,287,472	296,287,472	293,819,388

Total assets	$430,236,976	$407,470,306	$428,104,827

Liabilities and Stockholder’s Equity
Current liabilities
Current maturities of notes payable	$1,830,000	$1,830,000	$3,947,522
Accounts payable	3,599,181	1,008,108	2,275,562
Accrued expenses	7,465,258	6,538,573	4,230,989
Current taxes payable	1,374,000	—	1,510,000
Deferred revenue	24,914,210	3,205,854	27,905,360

Total current liabilities	39,182,649	12,582,535	39,869,433
Deferred rent	829,361	832,570	853,628
Deferred tax liability	17,644,685	20,082,221	14,492,283
Notes payable, less current maturities	247,006,831	247,338,381	167,500,058

Total liabilities	304,663,526	280,835,707	222,715,402

Stockholder’s equity
Common stock - 1,000 shares authorized and outstanding at September 30, 2014, June 30, 2014 and September 30, 2013; par value $0.01 per share	10	10	10
Additional paid-in capital	202,251,128	202,251,128	202,251,128
Retained earnings / (Accumulated deficit)	(76,677,688)	(75,616,539)	3,138,287

Total stockholder’s equity	125,573,450	126,634,599	205,389,425

Total liabilities and stockholder’s equity	$430,236,976	$407,470,306	$428,104,827

The accompanying notes are an integral part of the financial statements.

Royall Acquisition Co. and Subsidiaries

Unaudited Consolidated Statements of Comprehensive Income

Three Months Ended September 30, 2014 and 2013

	Three Months Ended September 30,
	2014	2013
Revenue	$22,329,770	$16,793,217
Postage expenses	(1,618,043)	(1,147,507)
Printing, mailshop, data processing and other production expenses	(4,050,098)	(3,076,586)
Personnel and benefits expenses	(9,237,994)	(7,173,101)
Occupancy expenses	(456,045)	(442,752)
Depreciation and amortization expense	(1,976,788)	(1,775,522)
Travel and workshop expenses	(813,721)	(515,539)
Selling, general and administrative expenses	(896,202)	(793,952)

Operating income	3,280,879	1,868,258
Other expenses
Interest expense	(4,466,640)	(3,733,991)
Transaction expenses	(318,462)	—
Amortization of deferred financing costs	(254,652)	(336,356)
Other gain	6,647	45

Net loss before income taxes	(1,752,228)	(2,202,044)
Income tax benefit	691,079	860,228

Net loss	$(1,061,149)	$(1,341,816)

Total comprehensive loss	$(1,061,149)	$(1,341,816)

The accompanying notes are an integral part of the financial statements.

Royall Acquisition Co. and Subsidiaries

Unaudited Consolidated Statements of Cash Flows

Three Months Ended September 30, 2014 and 2013

	Three Months Ended September 30,
	2014	2013
Operating activities
Net loss	$(1,061,149)	$(1,341,816)
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	1,976,788	1,775,522
Deferred income tax expense	(2,437,536)	(2,386,553)
Amortization of deferred financing costs	254,652	336,356
Capitalization of subordinated debt interest	125,950	248,753
Gain on disposal of assets	—	403
Deferred rent	(3,209)	1,583
Changes in operating assets and liabilities
Receivables	(13,633,876)	(5,703,590)
Prepaid expenses and other	11,634	28,112
Costs advanced for clients	(3,798,529)	(1,543,266)
Accounts payable	2,512,552	1,119,259
Accrued expenses	926,685	(873,353)
Current taxes receivable / payable	1,712,729	1,445,993
Deferred revenue	21,708,356	23,071,889

Net cash provided by operating activities	8,295,047	16,179,292

Investing activities
Capital expenditures	(1,011,133)	(1,109,804)

Net cash used in investing activities	(1,011,133)	(1,109,804)

Financing activities
Payments of Senior Debt Facility term loan	—	(774,587)
Payments of Senior Debt Facility Refinance term loan	(457,500)	—

Net cash used in financing activities	(457,500)	(774,587)

Net increase in cash	6,826,414	14,294,901
Cash and cash equivalents
Beginning of year	7,350,632	7,343,376

End of year	$14,177,046	$21,638,277

Supplemental disclosures of noncash investing and financing activities
Equipment acquired through obligations outstanding in accounts payable	$226,019	$440,304

The accompanying notes are an integral part of the financial statements.

Royall Acquisition Co. and Subsidiaries

Notes to Unaudited Consolidated Financial Statements

September 30, 2014, June 30, 2014 and September 30, 2013

1.	Description of Business

Royall Acquisition Co. (“Acquisition”), a Delaware corporation, is a holding company that conducts no operating activities and owns no significant assets other than through its interests in its subsidiaries. Acquisition’s subsidiaries provide response driven marketing and consultation services under contracts to colleges and universities located primarily in the United States.

The consolidated financial statements include the accounts of Acquisition, Acquisition’s wholly owned subsidiary, Royall & Company Holding, Inc. (“Holding”), Holding’s wholly owned subsidiary, Royall & Company (“Royall”), and Royall’s wholly owned subsidiary, Advancement Services, Inc. (“ASI”). Together, Acquisition, Holding, Royall and ASI together are referred to as the “Company”.

These unaudited consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America for interim financial information. Accordingly, certain information and footnote disclosures required for complete financial statements are not included herein. These financial statements should be read in conjunction with the consolidated financial statements and related notes included in the Royall Acquisition Co. and Subsidiaries Consolidated Financial Statements as of and for the year ended June 30, 2014.

Because of the seasonal nature of our marketing and consultation services, the results of operations for the three months ended September 30, 2014 and 2013 are not indicative of such results for the full fiscal year.

2.	Recently Issued Accounting Pronouncements

In May 2014, the Financial Accounting Standards Board issued new accounting guidance regarding revenue recognition requirements. The core principle of the guidance is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. The new guidance is effective for reporting periods beginning after December 15, 2016. The new guidance is to be applied retrospectively to each reporting period presented or retrospectively with the cumulative effect of initially applying the new guidance at the date of initial application. We are currently assessing the impact that the adoption of the new accounting guidance will have on our consolidated financial statements.

3.	Accounts Receivable

Accounts receivable at September 30, 2014, June 30, 2014 and September 30, 2013 include unbilled receivables of $9,668,093, $6,204,568 and $5,429,559, respectively.

4.	Software Developed for Internal Use

Software development projects and associated hardware are summarized below as of September 30, 2014, June 30, 2014 and September 30, 2013:

	September 30, 2014	June 30, 2014	September 30, 2013

Net balance as of beginning of year	$3,126,023	$4,150,681	$4,150,681
Additions	291,929	1,307,277	376,093
Amortization expense	(602,565)	(2,331,935)	(563,746)
Disposals	—	—	—

Net balance as of end of period	$2,815,387	$3,126,023	$3,963,028

Royall Acquisition Co. and Subsidiaries

Notes to Unaudited Consolidated Financial Statements

September 30, 2014, June 30, 2014 and September 30, 2013

5.	Intangible Assets and Goodwill

Intangible assets are stated at fair value as of the date of acquisition. Amortization is computed using the straight-line method over the estimated lives of the intangible assets, as follows:

Customer Relationships acquired in December 2011	20 years
Customer Relationships acquired in May 2014	15 years
Know how acquired in May 2014	5 years

The gross and net carrying balances and accumulated amortization of intangibles are as follows:

	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount
Intangible Assets
Customer Relationships
September 30, 2014	81,778,000	(11,217,634)	70,560,366
June 30, 2014	81,778,000	(10,190,984)	71,587,016
September 30, 2013	80,716,000	(7,152,334)	73,563,666

Other Intangible Assets
September 30, 2014	792,000	(66,000)	726,000
June 30, 2014	792,000	(26,400)	765,600
September 30, 2013	—	—	—

Amortization expense related to the Company’s intangible assets amounted to $1,066,250 and $1,008,950 for the three months ended September 30, 2014 and 2013, respectively.

Goodwill is reviewed for impairment at least annually as of June 30, or whenever events or changes in circumstances indicated that the carrying amount of an asset may not be recoverable. The Company believes that no such impairment indicators existed during the three months ended September 30, 2014 or 2013. There was no impairment of goodwill recorded in the three months ended September 30, 2014 or 2013.

6.	Accrued Expenses

Accrued expenses at September 30, 2014, June 30, 2014 and September 30, 2013 consist of the following:

	September 30, 2014	June 30, 2014	September 30, 2013

Incentive compensation payable	$967,773	$2,948,714	$613,754
Interest payable	1,514,508	1,535,764	1,392,689
Production expenses	1,965,624	275,407	1,050,542
Due to related parties	1,172,998	172,998	87,501
Other	1,844,355	1,605,690	1,086,503

	$7,465,258	$6,538,573	$4,230,989

Royall Acquisition Co. and Subsidiaries

Notes to Unaudited Consolidated Financial Statements

September 30, 2014, June 30, 2014 and September 30, 2013

7.	Notes Payable

Notes payable at September 30, 2014, June 30, 2014 and September 30, 2013 consist of the following:

	September 30, 2014	June 30, 2014	September 30, 2013

Revolving credit facilities	$—	$—	$—
Senior term loan	182,085,000	182,542,500	105,405,413
Subordinated notes, including capitalized interest	66,751,831	66,625,881	66,042,167

	248,836,831	249,168,381	171,447,580
Less: Current portion	1,830,000	1,830,000	3,947,522

Long-term portion	$247,006,831	$247,338,381	$167,500,058

We were in compliance with all covenants under our debt agreements at September 30, 2014, June 30, 2014 and September 30, 2013.

8.	Lease Commitments

The Company currently leases approximately 86,000 square feet of office space in three buildings within one office park in Virginia under an operating lease expiring in April 2022 (“Virginia Lease”) and 4,000 square feet of office space in an office building in Minneapolis under an operating lease expiring in July 2015. There is a provision in the Virginia Lease for two optional extension terms of five years each.

9.	Subsequent Events

The preparation of these financial statements includes an evaluation of subsequent events through January 2, 2015, which is the date on which the financial statements were issued.

On December 10, 2014, Acquisition’s stockholder and The Advisory Board Company (“ABCO”) entered into a Stock Purchase Agreement whereby ABCO will acquire all of the outstanding shares of Acquisition for $850 million. After the close of the transaction, the Company will operate as a subsidiary of ABCO. The completion of the transaction is subject to the satisfaction of customary closing conditions, including the expiration of waiting periods and the receipt of approvals under the Hart-Scott-Rodino Antitrust Improvements Act. The transaction is projected to close in January 2015.